Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
9 January 2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountants

Eisner LLP was previously the principal accountants for the Company.  On January 7, 2004, that firm's appointment as principal accountants was terminated and KPMG LLP was engaged as principal accountants.  The decision to change accountants was approved by the Company's audit committee.

In connection with the audits of each of the two fiscal years ended December 31, 2001 and December 31, 2002, there were no disagreements with Eisner LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Eisner LLP on the consolidated financial statements of Inter Parfums, Inc. and subsidiaries as of and for the years ended December 31, 2001 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Eisner LLP did make reference in their reports to other auditors who audited the financial statements of consolidated foreign subsidiaries of the Company.  A letter from Eisner LLP is attached as Exhibit 16.

During the two fiscal years ended December 31, 2002, the Company did not consult with or engage KPMG LLP regarding the application of generally accepted accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's consolidated financial statements. KPMG SA, an affiliate of KPMG LLP, has been engaged as the audit firm for the Company's French subsidiaries for each of the two fiscal years ended December 31, 2001 and December 31, 2002.

 Item 7. Financial Statements and Exhibits.

The following is filed with this report.

 Exhibit 16.            Letter of Eisner LLP dated January 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: January 9, 2004

Inter Parfums, Inc.

By: /s/ Russell Greenberg
      Russell Greenberg,
      Executive Vice President